UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2015

AVIV REIT, INC.

(OHI Healthcare Properties Holdco, Inc. as successor by merger to Aviv REIT, Inc.)

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Delaware (Aviv REIT, Inc.) Delaware (Aviv Healthcare Properties Limited Partnership)	001-35841 (Aviv REIT, Inc.) 333-173824 (Aviv Healthcare Properties Limited Partnership)	27-3200673 (Aviv REIT, Inc.) 35-2249166 (Aviv Healthcare Properties Limited Partnership)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Omega Healthcare Investors Inc. 200 International Circle, Suite 3500 Hunt Valley, Maryland	21030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 855-0930

Aviv REIT, Inc.

303 W. Madison Street, Suite 2400

Chicago, Illinois 60606

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On April 1, 2015, the Credit Agreement, dated as of May 14, 2014, among Aviv Healthcare Limited Partnership, a Delaware limited partnership (the “Company Partnership”), Aviv Healthcare Capital Corporation, Aviv REIT, Inc., a Maryland corporation (the “Company”), the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, was terminated in connection with the consummation of the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of October 30, 2014 (the “Merger Agreement”), by and among Omega Healthcare Investors, Inc., a Maryland corporation (“Omega”), OHI Healthcare Properties Holdco, Inc., a Delaware corporation (“Merger Sub”), OHI Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Omega Partnership”), the Company Partnership and the Company.

On April 1, 2015, the Investment Agreement, dated March 25, 2013, between the Company and LG Aviv L.P. was terminated in connection with the transactions contemplated by the Merger Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 1, 2015 (the “Closing Date”), the Company was merged with and into Merger Sub pursuant to the Merger Agreement (the “Merger”). Merger Sub continued as the surviving corporation of the Merger and a wholly owned subsidiary of Omega. At the effective time of the Merger, each issued and outstanding share of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than shares of Company Common Stock owned by the Company or any of its wholly owned subsidiaries (such shares, the “Excluded Company Shares”)) was cancelled and converted into the right to receive 0.90 shares of common stock, par value $0.10 per share, of Omega (such ratio, the “Exchange Ratio” and all such shares, the “Merger Consideration”). No fractional shares were issued in the Merger, and the Company’s stockholders are entitled to receive cash in lieu of any such fractional shares.

Each option to acquire Company Common Stock (“Company Options”) and restricted stock award with respect to Company Common Stock (“Restricted Company Shares”) granted before the Closing Date under a Company equity plan that was in effect as of the Closing Date will remain in effect until such Company Option or Restricted Company Share award expires, is terminated, is forfeited or settled in accordance with its terms; provided, however, that (i) as of the effective time of the Merger, such Company Option or Restricted Company Share ceased to be exercisable for or relate to shares of Company Common Stock, and is instead exercisable for or relates to shares of Omega common stock equal to 0.90 of a share of Omega common stock multiplied by the number of shares of Company Common Stock as to which the Company Option or Restricted Company Share related immediately before the effective time of the Merger, rounded down to the closest whole share, (ii) Restricted Company Shares for any non-employee directors of the Company immediately prior to the effective time of the Merger became 100% vested as of the effective time of the Merger, and (iii) the exercise price per share of each Company Stock Option is now equal to the exercise price per share of each share of Company Common Stock immediately before the effective time of the Merger divided by the Exchange Ratio, rounded up to the nearest whole cent.

All performance-based restricted stock units relating to Company Common Stock (“PSUs”) granted before the Closing Date under a Company equity plan that remained in place for persons employed or engaged by the Company as of the Closing Date were deemed to be vested and earned as of the Closing Date to the extent applicable performance goals were achieved by (i) December 31, 2014 with respect to awards with performance periods that started before December 31, 2014, or (ii) the Closing Date with respect to performance periods that started on or after December 31, 2014. On the Closing Date, holders of vested PSUs received a number of shares of Omega common stock determined by multiplying the Exchange Ratio by the number of shares of Company Common Stock subject to the vested portion of the PSU, rounded down to the closest whole share.

All time-based restricted stock units relating to Company Common Stock (“RSUs”) granted before the Closing Date under a Company equity plan to a person who ceased to be employed or engaged by the Company or a subsidiary of the Company as of the Closing Date and did not continue to be employed or engaged by Omega or a subsidiary of Omega immediately following the Closing Date and that had not, before the Closing Date, expired or been cancelled, forfeited, terminated or settled, became fully-vested as of the Closing Date and was paid on the Closing Date for a number of shares of Omega common stock determined by multiplying the Exchange Ratio by the number of shares of Company Common Stock subject to the RSUs, rounded down to the closest whole share. All RSUs granted before the Closing Date under a Company equity plan to a person who was employed or engaged by the Company or a subsidiary of the Company as of the Closing Date and continued to be employed by Omega or a subsidiary of Omega immediately following the Closing Date will remain in effect until such RSUs expire, are terminated, are forfeited or are settled in accordance with the terms of the applicable Company equity plan or the underlying award agreements governing such awards; provided, however, that as of the effective time of the Merger, such RSUs ceased to be payable when due in shares of Company Common Stock, and are instead payable when due in shares of Omega common stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock to which the RSU related immediately before the effective time of the Merger, rounded down to the closest whole share. All Company RSUs described in the preceding sentence shall vest 100% if the employment of the person is terminated without Cause (as defined in the Merger Agreement) by Omega or a subsidiary of Omega within one year of the Closing Date and will be payable when due in shares of Omega common stock, except as provided under any agreement entered into between Omega or a subsidiary of Omega and the person.

On April 1, 2015, the Company Partnership contributed substantially all of its assets, which constitute substantially all of the assets of the Company and include all of the equity interests owned, directly or indirectly, by the Company Partnership in its subsidiaries, to the Omega Partnership (the “Partnership Combination”) in accordance with the Merger Agreement. In connection with the Partnership Combination, the Company Partnership received a number of common units of the Omega Partnership equal to the number of operating partnership units of the Company Partnership outstanding immediately prior to the effective time of the Merger, multiplied by the Exchange Ratio.

On April 1, 2015, the Company and Omega issued a joint press release announcing the closing of the Merger, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The description of the Merger and the other transactions contemplated by the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2014, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 1, 2015, the Company notified the New York Stock Exchange (“NYSE”) of the effectiveness of the Merger and requested that the NYSE suspend trading of Company Common Stock and file with the SEC a notification of removal from listing on Form 25 to delist Company Common Stock from the NYSE and deregister Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of Company common stock on the NYSE was suspended following the closing of trading on April 1, 2015.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

As of the effective time of the Merger, each of the members of the board of directors of the Company resigned as a director of the Company and from all committees of the board of directors of the Company on which he or she served. As a result of the Merger, each of Craig M. Bernfield, Mark L. Wetzel, Steven J. Insoft, Samuel H. Kovitz and Donna M. O’Neill ceased to be officers of the Company. In addition, as a result of the Merger, Robert O. Stephenson became the sole director of the surviving corporation and the following individuals became the principal officers of the surviving corporation in the capacities indicated:

C. Taylor Pickett	Chief Executive Officer and President
Daniel J. Booth	Chief Operating Officer and Secretary
Steven J. Insoft	Chief Corporate Development Officer
Robert O. Stephenson	Chief Financial Officer, Treasurer and Assistant Secretary
Michael D. Ritz	Chief Accounting Officer, Vice President and Assistant Secretary

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Aviv REIT, Inc. and Omega Healthcare Investors, Inc. dated April 1, 2015 Announcing the Closing of the Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015	OHI HEALTHCARE PROPERTIES HOLDCO, INC (as successor by merger to Aviv REIT, Inc.)

	By:	/s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

Date: April 2, 2015	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

	By:	OHI Healthcare Properties Holdco, Inc. (as successor by merger to Aviv REIT, Inc.), its general partner

	By:	/s/ Robert O. Stephenson
Name: Robert O. Stephenson
Title: Chief Financial Officer, Treasurer and Assistant Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Aviv REIT, Inc. and Omega Healthcare Investors, Inc. dated April 1, 2015 Announcing the Closing of the Merger

7